EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                       JURISDICTION
                                                            OF
NAME                                                   INCORPORATION
----                                                   -------------
Kelley Oil Corporation                                   Delaware
* Concorde Gas Intrastate, Inc.                          Delaware
* Concorde Gas Marketing, Inc.                           Delaware
* Petrofunds, Inc.                                       Delaware
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*  Subsidiaries of Kelley Oil Corporation